Exhibit 10.3

NOTICE OF CONVERSION

The undersigned hereby elects to convert $250,342.10 principal amount of the Note (defined below) together with $5,897.88 of accrued and unpaid interest thereto, totaling $256,239.98 into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Boreal Water Collection, Inc., a Nevada corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of July 31, 2014 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

[X]	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: Francine Lavoie
Address: 5550 Fullum, Suite 202, Montreal, Quebec H2G 2H4 CANADA

Date of Conversion:	Jan 19, 2015
Applicable Conversion Price:	$0.0014233
Calculated as 30% discount to the average of the 3 lowest trades on the previous 10 trading days to the conversion (0.70 x ((0.002 + 0.002 + 0.0021)/3))
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes:	180,032,305 restricted
Amount of Principal Balance Due remaining
Under the Note after this conversion:	zero

Accrued and unpaid interest remaining:	zero

Francine Lavoie

By: /s/ Francine Lavoie

Name: Francine Lavoie

Date: January 19, 2015